As filed with the Securities and Exchange Commission on October 3, 2005

Registration No. 333-108133

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GUILFORD PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1841960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6611 Tributary Street
Baltimore, MD 21224
(410) 631-6300

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Dean J. Mitchell
President and Chief Executive Officer
Guilford Pharmaceuticals, Inc.
6611 Tributary Street
Baltimore, MD 21224
(410) 631-6300

(name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Silver
Hogan & Hartson L.L.P.
111 S. Calvert Street, Suite 1600
Baltimore, Maryland 21202
(410) 659-2741

DEREGISTRATION OF SECURITIES

     The Registration Statement on Form S-3 (Registration No. 333-108133) (the “Registration Statement”) of Guilford Pharmaceuticals Inc., a Delaware Corporation (the “Registrant”), pertaining to the registration of up to $69,354,000 principal amount of convertible debt securities (the “Notes”) and 11,114,423 shares of common stock (the “Shares”) issuable upon conversion of the Notes, to which this Post-Effective Amendment No. 1 relates, was declared effective by the Securities and Exchange Commission on November 12, 2003. The Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement has terminated and the Registrant is terminating all offerings of Notes and Shares pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Registrant that remain unsold at the termination of the offering, the Registrant hereby removes from registration all Notes and Shares registered under the Registration Statement that remain unsold.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on October 3, 2005.

                                                         GUILFORD PHARMACEUTICALS INC.

By:	/s/ Dean J. Mitchell
Dean J. Mitchell President and Chief Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date: October 3, 2005	/s/ Dean J. Mitchell
Dean J. Mitchell
President, Chief Executive Officer and Director (Principal Executive Officer)

Date: October 3, 2005	/s/ William F. Spengler
William F. Spengler
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: October 3, 2005	/s/ Andrew J. Jeanneret
Andrew J. Jeanneret
Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

Date: October 3, 2005	/s/ George L. Bunting, Jr.*
George L. Bunting, Jr.
Director

Date: October 3, 2005	/s/ Barry M. Fox*
Barry M. Fox
Director

Date: October 3, 2005	/s/ Joseph Klein, III*
Joseph Klein, III
Director

Date: October 3, 2005	/s/ Elizabeth M. Greetham*
Elizabeth M. Greetham
Director

Date: October 3, 2005	/s/ Ronald M. Nordmann*
Ronald M. Nordmann
Director

Date: October 3, 2005	/s/ Solomon H. Snyder, M.D.*
Solomon H. Snyder, M.D.
Director

*    pursuant to power of attorney

By: /s/ Michael J. Silver

Michael J. Silver
Attorney-in-Fact